CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” and "Experts" in the Combined Information Statement of Pioneer Research Fund, Pioneer Disciplined Value Fund (a series of Pioneer Series Trust V), Pioneer Disciplined Growth Fund (a series of Pioneer Series Trust V), Pioneer Select Mid Cap Growth Fund (a series of Pioneer Series Trust I) and in the Prospectus for Pioneer Value Fund, Pioneer Fundamental Value Fund, Pioneer Independence Fund, Pioneer Growth Opportunities Fund. We further consent to the reference to us under the heading "Representations and Warranties" (paragraphs 4.1(f) and 4.2(g)) in the Agreement and Plan of Reorganization included as Exhibit A, B, C, and D to the Combined Information Statement and Prospectus included in this Registration Statement as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 1 to the Registration Statement (Form N-14, No. 333-187076) on Form N-14 of Pioneer Value Fund.

We also consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information on Form N-1A for the following funds which are also incorporated by reference into this Registration Statement as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 1 to the Registration Statement (Form N-14, No. 333-187076) on Form N-14 of Pioneer Value Fund:

Pioneer Research Fund, which was filed with the Securities and Exchange Commission on April 26, 2012 in Post-Effective Amendment No. 16 (File 333-87233);

Pioneer Disciplined Growth Fund and Pioneer Disciplined Value Fund (a series of Pioneer Series Trust V), which was filed with the Securities and Exchange Commission on December 21, 2012 in Post-Effective Amendment No. 14 (File No. 333-129005);

 Pioneer Select Mid Cap Growth Fund (a series of Pioneer Series Trust I), which was filed with the Securities and Exchange Commission on March 27, 2013 in Post-Effective Amendment No. 22 (File 333-108472);

Pioneer Value Fund, which was filed with the Securities and Exchange Commission on January 28, 2013 in Post-Effective Amendment No. 75 (File No. 2-32773);

Pioneer Fundamental Value Fund (a series of Pioneer Series Trust III), which was filed with the Securities and Exchange Commission on October 26, 2012 in Post-Effective Amendment No. 10 (File No. 333-120144);

Pioneer Independence Fund, which was filed with the Securities and Exchange Commission on April 27, 2012 in Post-Effective Amendment No. 20 (File No. 333-42105);

Pioneer Growth Opportunities Fund (a series of Pioneer Series Trust II), which was filed with the Securities and Exchange Commission on April 26, 2012 in Post-Effective Amendment No. 21 (File No. 333-11037);

We further consent to the incorporation by reference of our reports on each of the financial statements and financial highlights for Pioneer Value Fund as of September 30, 2012, dated November 21, 2012; Pioneer Fundamental Value Fund as of June 30, 2012, dated August 24, 2012; Pioneer Disciplined Growth Fund and Pioneer Disciplined Value Fund as of August 30, 2012, dated October 24, 2012; Pioneer Select Mid Cap Growth Fund as of November 30, 2012, dated January 25, 2013; Pioneer Independence Fund, Pioneer Research Fund and Pioneer Growth Opportunities Fund as of December 31, 2012, dated February 25, 2013, which are also incorporated by reference into this Registration Statement as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 1 to the Registration Statement (Form N-14, No. 333-187076) on Form N-14 of Pioneer Value Fund.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 25, 2013